INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Interpharm Holdings, Inc. (formerly known as ATEC Group, Inc.) (the "Company") on Form S-8 of our report dated February 20, 2003 (except for Note 11 as to which the date is March 30, 2003) on the financial statements of Interpharm, Inc. and Subsidiary appearing in the Company's definitive proxy statement dated May 1, 2003.

/s/ Marcum & Kliegman LLP
-------------------------

Woodbury, NY
August 7, 2003



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